UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)    On May 16, 2014, the Personnel and Compensation Committee of Teledyne Technologies Incorporated (“Teledyne”) approved new compensation arrangements for Rex Geveden, Executive Vice President of Teledyne, in connection with his appointment as President of Teledyne DALSA, Inc. (“DALSA”) and his temporary relocation to Waterloo, Ontario, Canada. Mr. Geveden’s appointment as President of DALSA was previously announced by Teledyne on May 1, 2014. He remains an Executive Vice President of Teledyne, having responsibility for the Engineered Systems and Digital Imaging segments.

The material terms of Mr. Geveden’s new compensation arrangements are as follows:

1.	Effective May 16, 2014, Mr. Geveden’s annual base salary will be US $435,000.

2.
Beginning in 2015, Mr. Geveden will be eligible for an annual target bonus opportunity under Teledyne’s Annual Incentive Plan (AIP) of 80% of base salary with a maximum of 160% of base salary at 120% of performance. In 2014, Mr. Geveden will be eligible for a discretionary bonus in addition to the AIP.

3.	Mr. Geveden will be eligible to participate in Teledyne’s Performance Share Program (PSP) for 2015-2017 performance cycle at 125% of his base salary.

4.	Mr. Geveden will be eligible for Teledyne’s 2015-2017 Restricted Stock Program at 60% of his base salary.

5.
Mr. Geveden will be eligible for an additional grant of 5,000 stock options in respect of Teledyne Common Stock on the effective date of his promotion, May 16, 2014. The stock options vest in equal annual installments over a period of three years from the date of grant.

6.	Mr. Geveden will be eligible for a company car or an equivalent allowance in Waterloo, Ontario, Canada.

7.
Mr. Geveden will be eligible for reimbursement of up to US $200,000 to cover all relocation costs for his move to Canada and will be eligible for reimbursement of up to US $200,000 to cover all relocation costs for his move back to the United States to further his employment with Teledyne, in each case net of taxes.

8.
Teledyne will make an additional tax equalization payment to compensate Mr. Geveden for any additional Canadian income tax liability which he may incur as a result of the performance of his duties in Canada.

A copy of the letter agreement with Mr. Geveden regarding the above referenced matters is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Letter agreement with Rex Geveden, dated May 16, 2014†

†Denotes management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Melanie S. Cibik

Melanie S. Cibik
Senior Vice President, General Counsel and Secretary
Dated May 16, 2014

EXHIBIT INDEX
Description

(d) Exhibits

Exhibit 10.1	Letter agreement with Rex Geveden, dated May 16, 2014†

†Denotes management contract or compensatory plan or arrangement